UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On October 15, 2015, Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, and its manager, BRG Manager, LLC, a Delaware limited liability company, or the Manager, entered into an Underwriting Agreement, or the Underwriting Agreement, with Wunderlich Securities, Inc., or Wunderlich, and Compass Point Research & Trading, LLC, or Compass Point, as representatives of the several underwriters named in Schedule A attached to the Underwriting Agreement, or the Underwriters, in connection with the public offering, or the Offering, by the Company of 2,500,000 shares of 8.250% Series A cumulative redeemable preferred stock of the Company, or the Firm Shares. The Firm Shares and the Additional Shares (as defined below) are registered with the Securities and Exchange Commission, or the SEC, pursuant to a registration statement on Form S-3 (File No. 333-200359), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933, or the Securities Act, and were offered and sold pursuant to a prospectus supplement dated October 15, 2015, and a base prospectus dated December 19, 2014 relating to the Registration Statement.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an overallotment option, or the Overallotment Option, exercisable for 30 days from the date of the Company’s prospectus supplement dated October 15, 2015, to purchase up to 375,000 additional shares of 8.250% Series A cumulative redeemable preferred stock, or the Additional Shares, at the Offering Price, less underwriting discounts and commissions, to cover overallotments, if any. The Underwriters have elected to exercise the Overallotment Option in full at the same time as the closing of the Firm Shares, and each Underwriter has purchased their pro rata share of the Additional Shares based on the number of Firm Shares initially purchased by each Underwriter.

The Underwriters offered the Firm Shares and Additional Shares, or the Shares, to the public at a liquidation preference of $25.00 per Share, or the Offering Price, and to certain dealers, which may include the Underwriters, at the Offering Price less a selling concession not in excess of $0.50 per Share.

The Offering closed on October 21, 2015. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, the Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Firm Shares and the Additional Shares is attached as Exhibit 5.1 hereto, and a copy of the opinion of Hunton & Williams LLP with respect to tax matters concerning the Firm Shares and the Additional Shares is attached as Exhibit 8.1 hereto.

First Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On October 21, 2015, in connection with the Offering, the Company entered into a First Amendment to Second Amended and Restated Agreement of Limited Partnership, or the First Amendment, of its Operating Partnership. The First Amendment provides, among other things, for the designation of 2,875,000 8.250% Series A Cumulative Redeemable Preferred Units of the Operating Partnership, or the Series A Preferred Units, and the issuance of the Series A Preferred Units to the Company in exchange for the contribution by the Company of the net proceeds of the Offering of the Series A Preferred Stock. The Series A Preferred Units will have substantially similar rights and preferences as the Series A Preferred Stock, as described below in Item 3.03.

The foregoing description of the First Amendment is a summary and is qualified in its entirety by the terms of the First Amendment, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On October 20, 2015, the Company filed Articles Supplementary, or the Articles Supplementary, with the Maryland State Department of Assessments and Taxation to designate 2,875,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of 8.250% Series A Cumulative Redeemable Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on October 20, 2015.

The Articles Supplementary provide that the Company will pay cumulative cash dividends on the Series A Preferred Stock, from October 21, 2015, the date of original issuance (or the date of issue of any Series A Preferred Stock issued after October 21, 2015), to, but not including, October 21, 2022, at a rate of 8.250% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of $2.0625 per share), or the Initial Rate, when and if authorized by the Board of Directors of the Company.

Dividends on the Series A Preferred Stock will be payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year, commencing on January 5, 2016 (or, if any such day is not a business day, on the next succeeding business day, with the same force and effect as if paid on such date). The Series A Preferred Stock will rank senior to the Company’s Class A common stock, $0.01 par value per share, or the Class A Common Stock, and Class B-3 common stock, $0.01 par value per share, or the Class B Common Stock, and collectively with Class A Common Stock, the Common Stock, with respect to priority of dividend payments and rights upon the Company’s liquidation, dissolution or winding up.

The Series A Preferred Stock is not redeemable by the Company prior to October 21, 2020, except in limited circumstances relating to the Company’s ability to preserve its qualification as a real estate investment trust (“REIT”), the Company’s compliance with its Asset Coverage Ratio (as defined in the Articles Supplementary), or in connection with a Change of Control/Delisting (as defined in the Articles Supplementary).

On and after October 21, 2020, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends to and including the redemption date.

Commencing on October 21, 2022, the Company will pay cumulative cash dividends on the Series A Preferred Stock at an annual dividend rate of the Initial Rate increased by 2.0% of the $25.00 liquidation preference per share, which will increase by an additional 2.0% of the liquidation preference per share on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%.

Commencing on October 21, 2022, the holders of the Series A Preferred Stock may, at their option, elect to cause the Company to redeem their shares at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, if any, to and including the redemption date, payable in cash or in equal value of shares of the Company’s Class A Common Stock, or any combination thereof, at the Company’s option. If the Company elects to redeem some or all of the Series A Preferred Stock held by any such redeeming holders in shares of the Company’s Class A Common Stock, the number of shares of the Company’s Class A Common Stock to be issued per share of Series A Preferred Stock that the Company chooses to redeem with shares of the Company’s Class A Common Stock will be equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon to and including the redemption date (unless the redemption date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend payment will be included in this sum) by (ii) the Common Stock Price (as defined in the Articles Supplementary). Upon the redemption of Series A Preferred Stock for shares of the Company’s Class A Common Stock, the Company will not issue fractional shares of Class A Common Stock but will instead pay the cash value of such fractional shares.

In addition, upon the occurrence of a Change of Control/Delisting, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control/Delisting occurred, by paying $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to and including the redemption date, in cash. In addition, in the event a Change of Control/Delisting should occur, each holder of Series A Preferred Stock may, at its sole option, elect to cause the Company to redeem any or all of such holder’s shares of Series A Preferred Stock in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, to and including the redemption date, no earlier than 30 days and no later than 60 days following the date the Company notifies holders of the Change of Control/Delisting.

If the Company fails to maintain an Asset Coverage Ratio (as defined in the Articles Supplementary) of at least 200% and such failure is not timely cured, the Company is required to redeem a portion of its outstanding Redeemable and Term Preferred Stock (as defined in the Articles Supplementary), which may include, in the Company’s sole option, Series A Preferred Stock, in an amount at least equal to the lesser of (1) the minimum number of shares of Redeemable and Term Preferred Stock necessary to cause the Company to meet its required Asset Coverage Ratio and (2) the maximum number of shares of Redeemable and Term Preferred Stock that the Company can redeem out of cash legally available for such redemption.

The Series A Preferred Stock has no stated maturity and is not generally subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights, except for limited voting rights if the Company fails to pay dividends for each of six or more consecutive quarterly periods and in certain other circumstances. There are restrictions on ownership of the Series A Preferred Stock intended to preserve the Company’s qualification as a REIT.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth above under Item 3.01 of this report is hereby incorporated by reference into this Item 5.03.

ITEM 8.01	OTHER EVENTS.

Press Release Announcing Pricing of Offering

On October 16, 2015, the Company issued a press release announcing the pricing of the Offering. The press release, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Wunderlich Securities, Inc. and Compass Point Research & Trading, LLC, as representatives of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated October 15, 2015

3.1	Articles Supplementary of the Company, dated October 20, 2015

5.1	Opinion of Venable LLP

8.1	Opinion of Hunton & Williams LLP

10.1	First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 21, 2015

99.1	Press Release, dated October 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: October 21, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement by and among Wunderlich Securities, Inc. and Compass Point Research & Trading, LLC, as representatives of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated October 15, 2015

3.1	Articles Supplementary of the Company, dated October 20, 2015

5.1	Opinion of Venable LLP

8.1	Opinion of Hunton & Williams LLP

10.1	First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 21, 2015

99.1	Press Release, dated October 16, 2015